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Exhibit 8.1                      GROUP COMPANIES

AEGON's most important group companies (100% unless indicated differently).

The Americas
AEGON USA, Inc., Cedar Rapids, (Iowa USA)
AUSA Life Insurance Company, Inc., Purchase (New York USA)
Commonwealth General Corporation, Wilmington (Delaware USA)
First AUSA Life Insurance Company, Baltimore (Maryland USA)
J.C. Penney Life Insurance Company, Rutland (Vermont USA)
Life Investors Insurance Company of America, Cedar Rapids (Iowa USA)
Monumental Life Insurance Company, Baltimore (Maryland USA)
Peoples Benefit Life Insurance Company, Cedar Rapids (Iowa USA)
Transamerica Corporation, Wilmington (Delaware USA)
Transamerica Insurance Corporation, Cedar Rapids (Iowa USA)
Transamerica Life Canada, Scarborough (Ontario Canada)
Transamerica Life Insurance and Annuity Company, Charlotte (North Carolina USA) Transamerica Life Insurance Company, Cedar Rapids (Iowa USA)
Transamerica Occidental Life Insurance Company, Cedar Rapids (Iowa USA) Veterans Life Insurance Company, Springfield (Illinois USA)
Western Reserve Life Assurance Co. of Ohio, Columbus (Ohio USA)

The Netherlands
AEGON Bank N.V., Utrecht
AEGON Financiele Diensten B.V., The Hague
AEGON International N.V., The Hague
AEGON Levensverzekering N.V., The Hague
AEGON NabestaandenZorg N.V., Groningen
AEGON Nederland N.V., The Hague
AEGON Schadeverzekering N.V., The Hague
AEGON Spaarkas N.V., The Hague
AEGON Vastgoed Holding B.V., The Hague
AMVEST Vastgoed B.V., Utrecht (50%)
Van Nierop Assuradeuren N.V., Amsterdam
Spaarbeleg Kas N.V., Utrecht

United Kingdom
AEGON Asset Management UK plc, London
AEGON UK plc, London
Guardian Assurance plc, Lytham St Annes
Guardian Linked Life Assurance Limited, Lytham St Annes
Guardian Pensions Management Limited, Lytham St Annes
HS Administrative Services Limited, Chester
Scottish Equitable plc, Edinburgh
Scottish Equitable International Holdings plc, London

Other Countries
AB-AEGON Altalanos Biztosito Rt., Budapest (Hungary)
AEGON Union Aseguradora S.A. de Seguros y Reaseguros, Madrid (Spain) (99.98%) AEGON Lebensversicherungs-AG, Dusseldorf (Germany)
AEGON Life Insurance (Taiwan) Inc., Taipei (Taiwan)

The legally required list of participations as meant in articles 379 and 414 of Book 2 of the Dutch Civil Code, has been registered with the Trade Register in The Hague.